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                                                                    EXHIBIT 21.1


                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                  SUBSIDIARIES


NAME OF ENTITY                                         PLACE OF INCORPORATION
--------------                                         ----------------------

R.J. Reynolds Tobacco Holdings, Inc.                   Delaware
Arjay Equipment Corporation                            Delaware
FHS LLC                                                Delaware
GMB, Inc.                                              North Carolina
Northern Brands International, Inc.                    Delaware
R. J. Reynolds Smoke Shop, Inc.                        Delaware
R. J. Reynolds Tobacco Co.                             Delaware
R .J. Reynolds Tobacco Company                         New Jersey
R. J. Reynolds Tobacco Company, S.L.                   Spain
R. J. Reynolds Tobacco Foreign Sales Corporation       U.S. Virgin Islands
R. J. Reynolds Tobacco International, Inc.             Delaware
Reynolds Technologies, Inc.                            Delaware
RJR Group, Inc., The                                   Delaware
RJR Merchandise Marketing Company                      Delaware
RJR Realty Relocation Services, Inc.                   North Carolina
RJR Sales Co.                                          Delaware
RJR Smoke Shop, Inc.                                   Delaware
RJR Technical Company                                  Delaware
S.F. Imports, Inc.                                     Delaware
Smoker's Connection, Inc., The                         Delaware
Sports Marketing Enterprises, Inc.*                    North Carolina
Targacept, Inc.                                        Delaware
R. J. Reynolds Tobacco Company Foundation**            North Carolina

*        Nameholder
**       Partnership/Joint Venture/Trust